Exhibit 99.3
                                  ------------

                          The CIT RV Owner Trust 1997-A
                                 Exhibit to 10K
                          For The Year Ending 12/31/97


1. Aggregate Principal & Interest Received on Contracts           27,689,341.85

2. Aggregate Liquidation Proceeds on the Contracts with respect           32.17
to Principal

3. Repurchased Contracts                                              74,094.66

4. Investment Earnings on Collection Account                           6,168.69

5. Servicer Monthly Advances                                       1,404,553.94

6. Reimbursement of prior monthly Servicer Advances                 (392,618.44)

7. Incorrect Deposits                                                      0.00

8. Draws from the Reserve Account                                          0.00

9. Aggregate Distribution made in respect of Interest:
    (a)  Class A-1  Note Interest @ 5.800%                           241,813.71
    (b)  Class A-2  Note Interest @ 5.985%                           228,760.00
    (c)  Class A-3  Note Interest @ 6.018%                           639,746.83
    (d)  Class A-4  Note Interest @ 6.200%                           947,911.11
    (e)  Class A-5  Note Interest @ 6.250%                           552,430.56
    (f)  Class A-6  Note Interest @ 6.350%                           803,980.56
    (g)  Class A-7  Note Interest @ 6.400%                           379,928.89
    (h)  Class B    Note Interest @ 6.450%                           238,829.17
    (i)  Certificate Interest @ 6.800%                               114,709.04
                                                         ----------------------
                         Total Interest Distributions              4,148,109.87

10. Aggregate Distribution made in respect of Principal:
    (a)  Class A-1  Note Principal Distributions                  18,612,386.64
    (b)  Class A-2  Note Principal Distributions                           0.00
    (c)  Class A-3  Note Principal Distributions                           0.00
    (d)  Class A-4  Note Principal Distributions                           0.00
    (e)  Class A-5  Note Principal Distributions                           0.00
    (f)  Class A-6  Note Principal Distributions                           0.00
    (g)  Class A-7  Note Principal Distributions                           0.00
    (h)  Class B  Note Principal Distributions                             0.00
    (i)  Certificate Principal Distributions                               0.00
                                                         ----------------------
                         Total Principal Distributions            18,612,386.64

11. Servicer Payment                                                 472,611.30

12. Deposits to the Reserve Account                                5,548,465.05

13. Reserve Account Distributions:
      (a)  Draws deposited to the Note Distribution Account                0.00
      (b)  Draws deposited to the Certificate Distribution                 0.00
            Account
      (c)  Distribution to Lender                                  5,998,195.91
      (d)  Distribution to Affiliated Owner                                0.00
                                                         ----------------------
                        Total Reserve Account Distributions        5,998,195.91


14. Delinquency Information as of 12/31/97           Account          Number
                                              ---------------------- ----------
      (a)  31-59 Days                                 5,360,490.44         220
      (b)  60-89 Days                                 1,806,637.29          57
      (c)  90-119 Days                                   17,364.05           2
      (d)  120 + Days                                         0.00           0

15.  Contracts Liquidated in 1997                         2,020.91